Exhibit 99

Jefferies Reports Fiscal First Quarter 2015 Financial Results

NEW YORK--(BUSINESS WIRE)--March 17, 2015--Jefferies Group LLC today announced financial results for its fiscal first quarter 2015.

Highlights for the three months ended February 28, 2015, with adjusted amounts excluding the operating results of our Bache business:

  Total Net revenues of $592 million
  Total Adjusted Net Revenues (excluding Bache) of $536 million1
  Net earnings of $13 million
  Adjusted Net earnings (excluding Bache) of $20 million1

Richard B. Handler, Chairman and Chief Executive Officer, and Brian P. Friedman, Chairman of the Executive Committee, commented: “We experienced a slow first quarter due to a tepid fixed income trading market and fewer new issues in leveraged finance capital markets. Despite these results, and in view of an improving environment, we believe Jefferies’ prospects for the remainder of 2015 are good. Our Investment Banking backlog is currently solid, and fixed income trading markets appear to have stabilized.”

The attached financial tables should be read in connection with our Annual Report on Form 10-K for the year ended November 30, 2014.

Jefferies, the global investment banking firm focused on serving clients for over 50 years, is a leader in providing insight, expertise and execution to investors, companies and governments. The firm provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income, foreign exchange, futures and commodities, as well as wealth management, in the Americas, Europe and Asia. Jefferies Group LLC is a wholly-owned subsidiary of Leucadia National Corporation (NYSE:LUK), a diversified holding company.

1 Adjusted financial measures are non-GAAP financial measures. Management believes such measures provide meaningful information to investors as they enable investors to evaluate the Company's results in the context of our pursuing various strategic alternatives for the Bache business. Refer to the Supplemental Schedules on pages 3-4 for a reconciliation of Adjusted measures to the respective direct U.S. GAAP financial measures.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended
	February 28, 2015	November 30, 2014	February 28, 2014

Revenues:
Commissions	$166,922	$180,275	$162,063
Principal transactions	105,477	(33,841)	238,363
Investment banking	271,995	316,012	414,320
Asset management fees and investment income (loss) from managed funds	(9,837)	1,728	9,957
Interest income	228,870	237,911	249,268
Other revenues	19,905	20,919	23,069
Total revenues	783,332	723,004	1,097,040
Interest expense	191,660	198,195	198,012
Net revenues	591,672	524,809	899,028

Non-interest expenses:
Compensation and benefits	365,215	308,487	507,899

Non-compensation expenses:
Floor brokerage and clearing fees	55,080	55,829	49,513
Technology and communications	72,387	66,363	64,306
Occupancy and equipment rental	24,184	26,115	26,502
Business development	21,937	27,791	26,476
Professional services	24,256	28,206	24,819
Bad debt provision	(1,018)	50,772	2,614
Goodwill impairment	-	54,000	-
Other	16,747	21,266	14,630
Total non-compensation expenses	213,573	330,342	208,860
Total non-interest expenses	578,788	638,829	716,759
Earnings (loss) before income taxes	12,884	(114,020)	182,269
Income tax expense (benefit)	331	(13,901)	66,877
Net earnings (loss)	12,553	(100,119)	115,392
Net earnings (loss) attributable to noncontrolling interests	871	(360)	2,960
Net earnings (loss) attributable to Jefferies Group LLC	$11,682	$(99,759)	$112,432

Pretax operating margin	2.2%	-21.7%	20.3%
Effective tax rate	2.6%	12.2%	36.7%

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED ADJUSTED SELECTED FINANCIAL DATA
(Amounts in Thousands)
(Unaudited)

	Quarter Ended February 28, 2015
	GAAP	Adjustments		Adjusted

Net revenues	$591,672	$55,906	(1)	$535,766

Non-interest expenses:
Compensation and benefits	365,215	27,067	(2)	338,148
Non-compensation expenses	213,573	41,785	(3)	171,788
Total non-interest expenses	578,788	68,852		509,936

Operating income (loss)	$12,884	$(12,946)		$25,830

Net earnings (loss)	$12,553	$(7,724)		$20,277

Compensation ratio (a)	61.7%			63.1%

	Quarter Ended November 30, 2014
	GAAP	Adjustments		Adjusted

Net revenues	$524,809	$43,627	(1)	$481,182

Non-interest expenses:
Compensation and benefits	308,487	27,163	(2)	281,324
Non-compensation expenses	330,342	148,287	(4)	182,055
Total non-interest expenses	638,829	175,450		463,379

Operating income (loss)	$(114,020)	$(131,823)		$17,803

Net earnings (loss)	$(100,119)	$(111,899)		$11,780

Compensation ratio (a)	58.8%			58.5%

	Quarter Ended February 28, 2014
	GAAP	Adjustments		Adjusted

Net revenues	$899,028	$47,172	(1)	$851,856

Non-interest expenses:
Compensation and benefits	507,899	28,617	(2)	479,282
Non-compensation expenses	208,860	32,840	(3)	176,020
Total non-interest expenses	716,759	61,457		655,302

Operating income (loss)	$182,269	$(14,285)		$196,554

Net earnings (loss)	$115,392	$(8,969)		$124,361

Compensation ratio (a)	56.5%			56.3%

(a) Reconciliation of the compensation ratio for U.S. GAAP to Adjusted is a derivation of the reconciliation of the components above.

This presentation of Adjusted financial information is an unaudited non-GAAP financial measure. Adjusted financial information begins with information prepared in accordance with U.S. GAAP and then those results are adjusted to exclude the operations of the Company's Bache business. The Company believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures are useful to investors as they enable investors to evaluate the Company's results in the context of pursuing various strategic alternatives for the Bache business. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED ADJUSTED SELECTED FINANCIAL DATA
FOOTNOTES

(1)	Revenues generated by the Bache business, including commissions, principal transaction revenues and net interest revenue, for the presented period have been classified as a reduction of revenue in the presentation of Adjusted financial measures.

(2)	Compensation expense and benefits recognized during the presented period for employees whose sole responsibilities pertain to the activities of the Bache business, including front office personnel and dedicated support personnel, have been classified as a reduction of Compensation and benefits expense in the presentation of Adjusted financial measures.

(3)

Expenses directly related to the operations of the Bache business for the presented periods have been excluded from Adjusted non-compensation expenses. These expenses include Floor brokerage and clearing fees, amortization of capitalized software used directly by the Bache business in conducting its business activities, technology expenses directly related to conducting Bache business operations and business development and professional services expenses incurred by the Bache business as part of its client sales and trading activities, including estimates of certain support costs dedicated to the Bache business.

(4)	The following expenses incurred as part of the Bache business during the period presented are excluded from Adjusted non-compensation expenses:

$ thousands	Quarter Ended November 30, 2014
Floor brokerage, technology and communications, business
development, professional services and other estimated
expenses directly incurred by the Bache business in
conducting operations	$36,553
Bad debt expense incurred on customer default and close-out	52,300
Impairment of goodwill attributed to the Bache reporting unit	51,900
Impairment of certain intangible assets attributed to the Bache
reporting unit	7,534
$148,287

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended
	February 28, 2015	November 30, 2014	February 28, 2014
Revenues by Source
Equities	$203,479	$158,452	$188,823
Fixed income	126,035	48,617	285,928
Total	329,514	207,069	474,751

Equity	79,071	67,910	94,738
Debt	60,876	131,901	173,038
Capital markets	139,947	199,811	267,776
Advisory	132,048	116,201	146,544
Investment banking	271,995	316,012	414,320

Asset management fees and investment income (loss) from managed funds:
Asset management fees	13,985	4,930	9,446
Investment (loss) income from managed funds	(23,822)	(3,202)	511
Total	(9,837)	1,728	9,957
Net revenues	$591,672	$524,809	$899,028

Other Data
Number of trading days	61	63	61

Average firmwide VaR (in millions) (A)	$13.27	$12.75	$16.27
Average firmwide VaR excluding Knight Capital (in millions) (A)	$9.29	$8.77	$12.64
Average firmwide VaR excluding Knight Capital and Harbinger Group Inc. (in millions) (A)	$9.29	$8.77	$9.23
(A)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2014.

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended	Quarter Ended	Quarter Ended
	February 28, 2015	November 30, 2014	February 28, 2014

Financial position:
Total assets (1)	$43,787	$44,518	$43,440
Average total assets for the period (1)	$49,862	$51,030	$49,075
Average total assets less goodwill and intangible assets for the period (1)	$47,961	$49,077	$47,089

Cash and cash equivalents (1)	$3,340	$4,080	$2,865
Cash and cash equivalents and other sources of liquidity (1) (2)	$4,647	$5,500	$4,467
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	10.6%	12.4%	10.3%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	11.1%	12.9%	10.8%

Financial instruments owned (1)	$19,099	$18,637	$18,126
Goodwill and intangible assets (1)	$1,900	$1,904	$1,987

Total equity (including noncontrolling interests)	$5,466	$5,463	$5,462
Total member's equity	$5,427	$5,425	$5,432
Tangible member's equity (3)	$3,527	$3,520	$3,445

Bache assets (4)	$3,926	$4,202	$3,839

Level 3 financial instruments:
Level 3 financial instruments owned (1) (5)	$579	$527	$495
Level 3 financial instruments owned - % total assets (1)	1.3%	1.2%	1.1%
Level 3 financial instruments owned - % total financial instruments owned (1)	3.0%	2.8%	2.7%
Level 3 financial instruments owned - % tangible member's equity (1)	16.4%	15.0%	14.4%

Other data and financial ratios:
Total capital (1) (6)	$11,193	$11,269	$11,219
Leverage ratio (1) (7)	8.0	8.1	8.0
Adjusted leverage ratio (1) (8)	10.1	10.4	10.4
Tangible gross leverage ratio (1) (9)	11.9	12.1	12.0
Leverage ratio - excluding impacts of the Leucadia transaction (1) (10)	10.1	10.3	10.0

Number of trading days	61	63	61

Average firmwide VaR (11)	$13.27	$12.75	$16.27
Average firmwide VaR excluding Knight Capital (11)	$9.29	$8.77	$12.64
Average firmwide VaR excluding Knight Capital and Harbinger Group Inc. (11)	$9.29	$8.77	$9.23

Number of employees, at period end	3,936	3,915	3,838

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - FOOTNOTES

(1)	Amounts pertaining to February 28, 2015 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the quarterly period ended February 28, 2015.

(2)	At February 28, 2015, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $911 million, in aggregate, and $396 million, being the total of the estimated amount of additional secured financing that could be reasonably expected to be obtained from our financial instruments that are currently not pledged at reasonable financing haircuts and additional funds available under the committed senior secured revolving credit facility available for working capital needs of Jefferies Bache. The corresponding amounts included in other sources of liquidity at November 30, 2014 were $1,057 million and $364 million, and at February 28, 2014, were $1,130 million and $472 million, respectively.

(3)	Tangible member's equity (a non-GAAP financial measure) represents total member's equity less goodwill and identifiable intangible assets. We believe that tangible member's' equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible member's equity, making these ratios meaningful for investors.

(4)	Bache assets (a non-GAAP financial measure) includes Cash and cash equivalents, Cash and securities segregated, Financial instruments owned, Securities purchased under agreements to resell and Receivables attributable to our Bache business.

(5)	Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(6)	At February 28, 2015, November 30, 2014 and February 28, 2014, total capital includes our long-term debt of $5,726 million, $5,806 million and $5,757 million, respectively, and total equity. Long-term debt included in total capital is reduced by amounts outstanding under the revolving credit facility and the amount of debt maturing in less than one year, where applicable.

(7)	Leverage ratio equals total assets divided by total equity.

(8)	Adjusted leverage ratio (a non-GAAP financial measure) equals adjusted assets divided by tangible total equity, being total equity less goodwill and identifiable intangible assets. Adjusted assets (a non-GAAP financial measure) equals total assets less securities borrowed, securities purchased under agreements to resell, cash and securities segregated, goodwill and identifiable intangibles plus financial instruments sold, not yet purchased (net of derivative liabilities). At February 28, 2015, November 30, 2014 and February 28, 2014, adjusted assets were $35,977 million, $36,906 million and $36,273 million, respectively. We believe that adjusted assets is a meaningful measure as it excludes certain assets that are considered of lower risk as they are generally self-financed by customer liabilities through our securities lending activities.

(9)	Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible member's equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.

(10)	Leverage ratio - excluding impacts of the Leucadia transaction (a non-GAAP financial measure) is calculated as follows:

	February 28,	November 30,	February 28,
$ millions	2015	2014	2014
Total assets	$43,787	$44,518	$43,440
Goodwill and acquisition accounting fair value adjustments on the transaction with Leucadia	(1,957)	(1,957)	(1,957)
Net amortization to date on asset related purchase accounting adjustments	112	108	32
Total assets excluding transaction impacts	$41,942	$42,669	$41,515

Total equity	$5,466	$5,463	$5,462
Equity arising from transaction consideration	(1,426)	(1,426)	(1,426)
Preferred stock assumed by Leucadia	125	125	125
Net amortization to date of purchase accounting adjustments, net of tax	(20)	(9)	(36)
Total equity excluding transaction impacts	$4,145	$4,153	$4,125

Leverage ratio - excluding impacts of the Leucadia transaction	10.1	10.3	10.0

(11)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value at risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2014.

CONTACT:
Jefferies Group LLC
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer